EXHIBIT 99.1


    SAVANNAH BANCORP REPORTS FIRST QUARTER EARNINGS INCREASE OF 4.7 PERCENT
                AND A QUARTERLY DIVIDEND INCREASE OF 3.6 PERCENT

SAVANNAH, Ga., Apr 15, 2003 (BUSINESS WIRE) -- The Savannah Bancorp (Nasdaq:
SAVB) reported net income for the first quarter 2003 of $1,077,000, up 4.7 percent from $1,029,000 in 2002. Net income per diluted share was 32 cents compared to 31 cents per share in the first quarter of 2002, an increase of 3.2 percent. Per share amounts for 2002 have been restated for a ten-percent stock dividend distributed in February 2003.

Loans totaled $346 million at March 31, 2003 compared with $298 million one year earlier, an increase of 16 percent. Deposits totaled $355 million at March 31, 2003 and $314 million at March 31, 2002, an increase of 13 percent. Demand, savings and money market accounts increased 24 percent over the prior year as a result of focused efforts on core deposit growth and some movement from time deposits to money market accounts due to the low rates. Total assets increased 13 percent to $427 million at the end of the first quarter, up from $380 million a year earlier.

Nonperforming assets increased to $2,271,000, or 0.66 percent of total loans at March 31, 2003 from $490,000, or 0.16 percent at March 31, 2002. The increase is attributable to one SBA enhanced credit for $1,684,000 being placed in nonaccrual status in the fourth quarter 2002 for which the Company anticipates no significant loss. Net loan losses for the first quarter 2003 were $42,000, or
0.05 percent of average loans on an annualized basis. The first quarter provision for loan losses was $270,000 for 2003 and $156,000 in 2002.

Earnings growth for the first quarter resulted from net interest income growth of 9.9 percent, other income growth of 33 percent and reduced by other expense growth of 15 percent. Mortgage loan origination fees rose $143,000 or 60 percent. The lower first quarter 2003 average prime interest rate of 4.25 percent compared to 4.75 percent in the first quarter 2002 attributed to net interest margin decline to 4.06 percent from 4.17 percent in the first quarter 2002.

Archie H. Davis, President & CEO said, "We continue to experience strong growth rates in loans, core deposits and other income. Pressures on the net interest margin from the low interest rate environment along with expense growth incurred for infrastructure and service level improvements have moderated our earnings growth. Our balance sheet continues to be asset-sensitive which will likely result in an increasing net interest margin whenever interest rates begin to rise."

Today, the Board of Directors voted to increase the quarterly cash dividend to 16 cents from 15.45 cents per share, an increase of 3.6 percent. The record date is April 25, 2003 and the dividend is payable on May 19, 2003.

The Savannah Bancorp, Inc., a bank holding company for The Savannah Bank, N.A. and Bryan Bank & Trust (Richmond Hill, Georgia), is headquartered in Savannah, Georgia. The Company began operations in 1990. Its primary businesses include deposit, credit, trust and mortgage origination services provided to local customers.

This press release may contain forward-looking statements as defined by federal securities law which involve significant risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. The Savannah Bancorp, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Any such statements are made in reliance on the safe harbor protections provided under the Private Securities Act of 1995.

                 THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES
                  FIRST QUARTER FINANCIAL HIGHLIGHTS
                        MARCH 31, 2003 AND 2002
                              (Unaudited)

                                     Percent
                                    Increase
PERFORMANCE RATIOS                          2003      2002  (Decrease)
----------------------------------------------------------------------
(thousands, except per share data)
BALANCE SHEET DATA
AT MARCH 31
----------------------------------------------------------------------
Total assets                            $427,410  $379,772       13
Interest-earning assets                  402,857   359,015       12
Loans                                    345,847   297,651       16
Allowance for loan losses                  4,600     3,923       17
Nonperforming assets                       2,271       490      363
Deposits                                 354,914   313,973       13
Interest-bearing liabilities             327,126   291,749       12
Shareholders' equity                      35,180    32,431      8.5
Allowance for possible
   loan losses to total loans               1.33%     1.32%     0.8
Loan to deposit ratio                      97.45%    94.80%     2.8
Equity to assets                            8.23%     8.54%    (3.6)
Tier 1 capital to risk-
   weighted assets                          9.92%    10.71%    (7.4)
Book value per share(a)                   $10.72     $9.88      8.5
Outstanding shares(a)                      3,281     3,281        0
Market value per share(a)                 $22.80    $18.42       24

FOR THE FIRST QUARTER
----------------------------------------------------------------------

NET INCOME                                $1,077    $1,029      4.7
Return on average assets                   1.04 %    1.11 %    (0.6)
Return on average equity                  12.49 %   12.88 %    (3.1)
Net interest margin                        4.06 %    4.17 %    (2.6)
Efficiency ratio                          62.23 %   61.69 %     0.9

PER SHARE DATA:(a)
Net income - basic                          $.33      $.31      6.5
Net income - diluted                        $.32      $.31      3.2
Dividends                                  $.155     $.145      6.9

AVERAGE SHARES:(a)
Basic                                      3,281     3,278      0.1
Diluted                                    3,337     3,321      0.5

(a) - 2002 restated for a 10 percent stock dividend in February, 2003.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2003 AND 2002
(Unaudited)
----------------------------------------------------------------------
(Amounts in thousands, except share data)

                                                         MARCH 31,
----------------------------------------------------------------------
                                                       2003      2002
----------------------------------------------------------------------
ASSETS
Cash and due from banks                             $17,239   $14,595
Interest-bearing deposits                             2,662       652
Federal funds sold                                   10,528     4,815
Investment securities,
   available-for-sale                                47,460    57,478
Loans                                               345,847   297,651
Less allowance for loan losses                       (4,600)   (3,923)
----------------------------------------------------------------------
    Net loans                                       341,247   293,728
Premises and equipment, net                           4,712     4,775
Other real estate owned                                 117         0
Other assets                                          3,445     3,729
----------------------------------------------------------------------
    Total assets                                   $427,410  $379,772
======================================================================
LIABILITIES
Deposits:
   Noninterest-bearing demand                       $63,029   $53,584
   Interest-bearing demand                           68,106    56,245
   Savings                                           15,273    13,252
   Money market accounts                             68,119    49,728
   Time, $100,000 and over                           60,059    60,726
   Other time deposits                               80,328    80,438
----------------------------------------------------------------------
    Total deposits                                  354,914   313,973
Other short-term borrowings                          14,660    10,567
Federal Home Loan Bank advances                      20,581    20,793
Other liabilities                                     2,075     2,008
----------------------------------------------------------------------
    Total liabilities                               392,230   347,341
----------------------------------------------------------------------
SHAREHOLDERS' EQUITY
 Common stock, par value $1 per
    share: authorized 20,000,000
    shares; issued 3,290,223 in 2003
    and 2,991,378 in 2002                             3,290     2,991
 Preferred stock, par value $1:
    authorized 10,000,000 shares                          -         -
Capital surplus                                      25,108    18,554
Retained earnings                                     5,974    10,303
Treasury stock, at cost, 9,289 and
   8,180 shares in 2003 and 2002                       (161)     (147)
Net unrealized gains (losses) on
   available-for-sale securities                        969       730
----------------------------------------------------------------------
    Total shareholders' equity                       35,180    32,431
----------------------------------------------------------------------
    Total liabilities and shareholders' equity     $427,410  $379,772
======================================================================

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FIRST QUARTER, 2003 AND 2002
(Unaudited)
--------------------------------------------------------
(thousands, except per share data)

                                                FOR THE QUARTER
                                                     ENDED
                                                    MARCH 31,
----------------------------------------------------------------------
                                            2003              2002
----------------------------------------------------------------------

Interest income                           $5,677            $5,838
Interest expense                           1,733             2,248
----------------------------------------------------------------------
NET INTEREST INCOME                        3,944             3,590
Provision for loan losses                    270               156
----------------------------------------------------------------------
Net interest income after
  provision for loan losses                3,674             3,434
----------------------------------------------------------------------
OTHER INCOME
Trust fees                                    92                84
Service charges on deposit
  accounts                                   406               325
Mortgage origination fees                    383               240
Other income                                 121               104
----------------------------------------------------------------------
    Total other income                     1,002               753
----------------------------------------------------------------------
OTHER EXPENSE
Salaries and employee benefits             1,858             1,537
Occupancy expense                            204               183
Equipment expense                            209               179
Other operating expenses                     807               780
----------------------------------------------------------------------
    Total other expenses                   3,078             2,679
----------------------------------------------------------------------
Income before provision for
   income taxes                            1,598             1,508
Provision for income taxes                   521               479
----------------------------------------------------------------------
NET INCOME                                $1,077            $1,029
======================================================================

PER SHARE:(a)
NET INCOME - BASIC                         $0.33             $0.31
======================================================================
NET INCOME - DILUTED                       $0.32             $0.31
======================================================================

(a)- 2000 restated for a ten-percent stock dividend in  February 2003.

THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES
HISTORICAL NET INCOME, SHARE AND PER SHARE DATA
RESTATEMENT FOR 2002 - 1998
----------------------------------------------------------------------
(thousands, except per share data)                   (Unaudited)

The following tables show per share information for the most recent 5 years and 5 quarters. Share and per share information have been restated to reflect the effect of a 10 percent stock dividend with a record date of February 10, 2003, an ex-dividend date of February 6 and a distribution date of February 24.

FOR THE MOST RECENT FIVE YEARS
------------------------------------
                              2002      2001    2000    1999     1998
                           --------- ---------------------------------
NET INCOME                  $4,508    $4,358  $4,292  $3,533   $2,626
AVERAGE SHARES
Basic                        3,280     3,254   3,272   3,272    3,220
Diluted                      3,328     3,312   3,325   3,352    3,340

NET INCOME PER SHARE
Basic                        $1.37     $1.34   $1.31   $1.08    $0.82
Diluted                      $1.35     $1.32   $1.29   $1.05    $0.79
Dividends per share          $0.61     $0.56   $0.47   $0.38    $0.28

MARKET PRICE PER COMMON SHARE
High                        $22.10    $22.73  $17.98  $20.66   $25.62
Low                          17.73     15.50   14.05   15.70    17.36
Close                        19.06     18.55   15.91   16.28    21.49

AT DECEMBER 31
Shareholders' equity       $34,756   $32,071 $28,656 $25,231  $24,475
Outstanding shares           3,281     3,263   3,261   3,278    3,246
Book value per share        $10.59     $9.83   $9.66   $8.46    $7.54

FOR THE MOST RECENT FIVE QUARTERS
------------------------------------
                              2003                 2002
                            --------- --------------------------------
                              FIRST   FOURTH   THIRD   SECOND   FIRST
                             QUARTER  QUARTER QUARTER QUARTER  QUARTER
                            --------- --------------------------------
NET INCOME                   $1,077   $1,153  $1,192  $1,134   $1,029
AVERAGE SHARES
Basic                         3,281    3,281   3,281   3,282    3,278
Diluted                       3,336    3,329   3,329   3,330    3,322

NET INCOME PER SHARE
Basic                        $0.328   $0.351  $0.363  $0.345   $0.314
Diluted                       0.323    0.346   0.358   0.341    0.310
Dividends per share           0.155    0.155   0.155   0.155    0.145

MARKET PRICE PER COMMON SHARE
High                         $24.00   $20.69  $22.10  $22.00   $18.64
Low                           18.85    18.36   17.73   18.35    17.73
Close                         22.80    19.06   19.86   22.00    18.42
AT QUARTER-END
Shareholders' equity        $35,180  $34,756 $34,230 $33,409  $32,431
Outstanding shares            3,281    3,281   3,281   3,281    3,281
Book value per share         $10.72   $10.59  $10.43  $10.18    $9.88

Contacts - The Savannah Bancorp, Inc., Savannah
Archie H. Davis, 912/651-8200
or
Robert B. Briscoe, 912/651-8225

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